Exhibit 99.3

DIGERATI TECHNOLOGIES, INC. AND NEXT LEVEL INTERNET, INC.

Unaudited Pro Forma Consolidated Balance Sheet

and

Unaudited Pro Forma Consolidated Statements of Operations

On February 4, 2022, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Nevada corporation (“T3 Nevada”, “T3”), executed and closed on a Equity Purchase Agreement (the “Equity Purchase Agreement”) with Next Level Internet, Inc., a California Corporation (“NLI”, “Next Level”, “Next Level Internet”, “Seller”).

Pursuant to the Stock Purchase Agreement, T3 acquired the customer base, equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s communications business, including but not limited to subscriber-based Interconnected Voice Over Internet Protocol communication services (“I-VoIP”), Unified Cloud Communications Services (“UCCS”), and Internet Protocol Private Branch Exchange (“IP-PBX”) based systems of telephony.

The total purchase price is up to $12.90 million consisting of: (i) $8.9 million in cash which includes payoff of certain indebtedness held at closing by Next Level and certain transaction expenses; (ii) unsecured promissory notes in the aggregate principal amount of $2 million issued by T3 to the Sellers (the “Unsecured Notes”) with such notes payable in eight equal quarterly installments in the aggregate amount of $250,000.00 each starting on June 4, 2022 through and including March 7, 2024. The amount owed is subject to change based on certain revenue milestones needing to be met by Next Level; and (iii) unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $2 million issued by T3 to the Sellers with such notes payable in eight equal quarterly installments in the aggregate amount of $250,000.00 each starting on April 30, 2022 through and including January 31, 2024. The Sellers have a onetime right to convert all or a portion of the Convertible Notes commencing on the six-month anniversary of the notes being issued and ending 30 days after such six-month anniversary. The conversion price is the volume weighted average price per share for the ten (10) consecutive trading days immediately preceding the date on which a conversion notice is received by T3.

T3 paid $8.9 million in cash to the Sellers on the closing date of February 4, 2022.

In addition, 120 days after the closing of the transaction, T3 will pay the Sellers the amount by which net working capital deficit is better than $2.16 million or the Sellers will pay T3 the amount by which net working capital deficit is worse than $2.36 million.

The unaudited pro forma condensed consolidated financial information presented below has been prepared on the basis set forth in the notes below and have been presented to illustrate the estimated effects of the Next Level Internet acquisition. The Next Level Internet acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The historical financial information of the Company has been derived from the unaudited consolidated financial statements of the Company as of October 31, 2021, as found in Form 10Q which was filed with the Securities and Exchange Commissions on December 14, 2021.

The historical financial information of Next Level Internet has been derived from the unaudited financial statements of the Seller as of and for the three months ended October 31, 2021, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on February 11, 2022.

The historical financial information of the Company has been derived from the audited consolidated financial statements of the Company as of July 31, 2021, as found in Form 10K which was filed with the Securities and Exchange Commissions on October 26, 2021.

The historical financial information of Next Level Internet has been derived from the audited financial statements of the Seller for the year ended July 31, 2021, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on February 11, 2022.

The following unaudited pro forma consolidated balance sheet as of October 31, 2021, and the unaudited pro forma consolidated statement of operations for the three months ended October 31, 2021, and twelve months ended July 31, 2021 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X Article 11 using accounting policies in accordance with U.S. GAAP.

The pro forma adjustments presented below are based on preliminary estimates and currently available information and assumptions that management believes are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The notes to the unaudited pro forma condensed consolidated financial information provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical financial statement caption amounts for Next Level Internet have been reclassified or combined to conform to presentation and the disclosure requirements of the combined company.

DIGERATI TECHNOLOGIES, INC. AND NEXT LEVEL INTERNET, INC.

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

As of October 31, 2021

	Historical (unaudited)
		Next Level	Pro Forma		Pro Forma
	Digerati	Internet	Adjustments	Note 3	Consolidated

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,646	$758	$(502)	(a)	$1,902
Accounts receivable, net	471	559	-		1,030
Prepaid and other current assets	218	525	-		743
Total current assets	2,335	1,842	(502)		3,675

LONG-TERM ASSETS:
Intangible assets, net	8,093	-	14,270	(b)	22,363
Goodwill, net	3,931	-	3,567	(c)	7,498
Property and equipment, net	499	1,299	-		1,798
Other assets	79	414	-		493
Investment in Itellum	185	-	-		185
Right-of-use asset	822	1,312	-		2,134
Total assets	$15,944	$4,867	$17,335		$38,146

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,937	$300	-		$2,237
Accrued liabilities	2,703	5,372	-		8,075
Equipment financing	28	47	-		75
Convertible note payable, current, net $212	1,477	-	1,000	(a)	2,477
Note payable, current, net $286	3,438	-	1,000	(a)	4,438
Note payable, current, related party, net $0	1,000	300	(300)	(d)	1,000
Deferred income	3	2,098	-		2,101
Derivative liability	12,340	-	-		12,340
Operating lease liability, current	478	295	-		773
Total current liabilities	23,404	8,412	1,700		33,516

LONG-TERM LIABILITIES:
Convertible note payable	-	-	1,000	(a)	1,000
Notes payable	-	-	1,000	(a)	1,000
Note payable, net $4,293	6,727	-	8,900	(e)	15,627
Note payable		200	(200)	(d)
Equipment financing	-	5	-		5
Operating lease liability	344	1,185	-		1,529
Total long-term liabilities	7,071	1,390	10,700		19,161

Total liabilities	30,475	9,802	12,400		52,677

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001, 50,000,000 shares authorized
Convertible Series A Preferred stock, $0.001, 1,500,000 shares designated, 225,000 issued and outstanding	-	-	-		-
Convertible Series B Preferred stock, $0.001, 1,000,000 shares designated, 425,442 issued and outstanding	-	-	-		-
Convertible Series C Preferred stock, $0.001, 1,000,000 shares designated, 55,400 issued and outstanding	-	-	-		-
Series F Super Voting Preferred stock, $0.001, 100 shares designated, 100 issued and outstanding	-	-	-		-
Common stock, $0.001, 150,000,000 shares authorized, 139,138,039 issued and outstanding (25,000,000 reserved in Treasury)	139	-	-		139
Additional paid in capital	89,157	173	(173)	(f)	89,157
(Accumulated deficit) Retained earnings	(102,956)	(5,108)	5,108	(f)	(102,956)
Other comprehensive income	1	-	-		1
Total Digerati’s stockholders’ deficit	(13,659)	(4,935)	4,935		(13,659)
Noncontrolling interest	(872)	-	-		(872)
Total stockholders’ deficit	(14,531)	(4,935)	4,935		(14,531)
Total liabilities and stockholders’ deficit	$15,944	$4,867	$17,335		$38,146

See accompanying notes to unaudited pro forma consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND NEXT LEVEL INTERNET, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

For the Three Months Ended October 31, 2021

	Historical (unaudited)
		Next Level	Pro Forma		Pro Forma
	Digerati	Internet	Adjustments	Note 3	Consolidated

OPERATING REVENUES:
Cloud software and service revenue	$3,777	$3,253	$-		$7,030

Total operating revenues	3,777	3,253	-		7,030

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	1,490	1,377	-		2,867
Selling, general and administrative expense	1,788	2,086	-		3,874
Legal and professional fees	574	-	-		574
Bad debt	13	-	-		13
Depreciation and amortization expense	492	114	636	(g)	1,242
Total operating expenses	4,357	3,577	636		8,570

OPERATING INCOME (LOSS)	(580)	(324)	(636)		(1,540)

OTHER INCOME (EXPENSE):
Gain (loss) on derivative instruments	4,433	-	-		4,433
Income tax benefit (expense)	(77)	-	-		(77)
Other income (expense)	(4)	(1)	-		(5)
Interest expense	(1,506)	(10)	(300)	(h)	(1,816)
Total other expense	2,846	(11)	(300)		2,535

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	2,266	(335)	(936)		995

Less: Net loss attributable to the noncontrolling interests	158	-	254	(i)	412

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	2,424	(335)	(682)		1,407

Deemed dividend on Series A Convertible preferred stock	(5)	-	-		(5)

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$2,419	$(335)	$(682)		$1,402

LOSS PER COMMON SHARE - BASIC	$0.02				$0.01

LOSS PER COMMON SHARE - DILUTED	$0.01				$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	138,719,017				138,719,017

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	250,723,611				250,723,611

See accompanying notes to unaudited pro forma consolidated financial statements

DIGERATI TECHNOLOGIES, INC. AND NEXT LEVEL INTERNET, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands, except share amounts)

For the Year Ended July 31, 2021

	Historical (unaudited)
		Next Level	Pro forma		Pro Forma
	Digerati	Internet	Adjustments	Note 3	Consolidated

OPERATING REVENUES:
Cloud software and service revenue	$12,416	$11,566	$-		$23,982

Total operating revenues	12,416	11,566	-		23,982

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization)	5,135	4,829	-		9,964
Selling, general and administrative expense	7,019	7,460	-		14,479
Legal and professional fees	894	-	-		894
Bad debt	17	-	-		17
Depreciation and amortization expense	1,749	392	2,543	(g)	4,684
Total operating expenses	14,814	12,681	2,543		30,038

OPERATING INCOME (LOSS)	(2,398)	(1,115)	(2,543)		(6,056)

OTHER INCOME (EXPENSE):
Gain on derivative instruments	(9,935)	-	-		(9,935)
Gain on settlement of debt	560	686	-		1,246
Income tax benefit	(183)	-	-		(183)
Other (expense) income	(294)	(5)	-		(299)
Interest expense	(4,765)	(38)	(1,202)	(h)	(6,005)
Total other expense	(14,617)	643	(1,202)		(15,176)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(17,015)	(472)	(3,745)		(21,232)

Less: Net loss attributable to the noncontrolling interests	332	-	843	(i)	1,175

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S SHAREHOLDERS	(16,683)	(472)	(2,902)		(20,057)

Deemed dividend on Series A Convertible preferred stock	(20)	-	-		(20)

NET INCOME (LOSS) ATTRIBUTABLE TO DIGERATI’S COMMON SHAREHOLDERS	$(16,703)	$(472)	$(2,902)		$(20,077)

LOSS PER COMMON SHARE - BASIC	$(0.13)				$(0.15)

LOSS PER COMMON SHARE - DILUTED	$(0.13)				$(0.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	129,411,947				129,411,947

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	129,411,947				129,411,947

See accompanying notes to unaudited pro forma consolidated financial statements

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Basis of Presentation and Description of Transactions

The unaudited pro forma consolidated financial statements were prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and Next Level Internet.

Basis of Presentation

The historical financial information of the Company has been derived from the unaudited consolidated financial statements of the Company as of October 31, 2021, as found in Form 10Q which was filed with the Securities and Exchange Commissions on December 14, 2021.

The historical financial information of Next Level Internet has been derived from the unaudited financial statements of the Seller as of and for the three months ended October 31, 2021, included in Exhibit 99.2 to the Company’s Form 8-K/A filed with the SEC on February 11, 2022.

The historical financial information of the Company has been derived from the audited consolidated financial statements of the Company as of July 31, 2021, as found in Form 10K which was filed with the Securities and Exchange Commissions on October 26, 2021.

The historical financial information of Next Level Internet has been derived from the audited financial statements of the Seller for the year ended July 31, 2021, included in Exhibit 99.1 to the Company’s Form 8-K/A filed with the SEC on February 11, 2022.

The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Next Level Internet Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma consolidated statement of operations, expected to have a continuing impact on the combined results of the Company following the Next Level Internet Acquisition.

The Next Level Internet Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. As the accounting acquirer, the Company has estimated the fair value of Next Level Internet assets acquired and liabilities assumed and conformed the accounting policies of Next Level Internet to its own accounting policies.

The unaudited pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2— Preliminary purchase price allocation

Description of Transaction

On February 4, 2022, our indirect, wholly owned subsidiary, T3 Communications, Inc., a Nevada corporation (“T3 Nevada”, “T3”), executed and closed on an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Next Level Internet, Inc., a California Corporation (“NLI”, “Next Level”, “Next Level Internet”, “Seller”).

Pursuant to the Stock Purchase Agreement, T3 acquired the customer base, equipment, certain intellectual property, inventory, contract rights, software and other licenses and miscellaneous assets used in connection with the operation of Seller’s communications business, including but not limited to subscriber-based Interconnected Voice Over Internet Protocol communication services (“I-VoIP”), Unified Cloud Communications Services (“UCCS”), and Internet Protocol Private Branch Exchange (“IP-PBX”) based systems of telephony.

The total purchase price is up to $12.90 million consisting of: (i) $8.9 million in cash which includes payoff of certain indebtedness held at closing by Next Level and certain transaction expenses; (ii) unsecured promissory notes in the aggregate principal amount of $2 million issued by T3 to the Sellers (the “Unsecured Notes”) with such notes payable in eight equal quarterly installments in the aggregate amount of $250,000.00 each starting on June 4, 2022 through and including March 7, 2024. The amount owed is subject to change based on certain revenue milestones needing to be met by Next Level; and (iii) unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $2 million issued by T3 to the Sellers with such notes payable in eight equal quarterly installments in the aggregate amount of $250,000.00 each starting on April 30, 2022 through and including January 31, 2024. The Sellers have a onetime right to convert all or a portion of the Convertible Notes commencing on the six-month anniversary of the notes being issued and ending 30 days after such six-month anniversary. The conversion price is the volume weighted average price per share for the ten (10) consecutive trading days immediately preceding the date on which a conversion notice is received by T3.

T3 paid $8.9 million in cash to the Sellers on the closing date of February 4, 2022.

In addition, 120 days after the closing of the transaction, T3 will pay the Sellers the amount by which net working capital deficit is better than $2.16 million or the Sellers will pay T3 the amount by which net working capital deficit is worse than $2.36 million.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the Next Level Internet Acquisition:

Next Level
Internet
(in thousands)

Cash	$258
Accounts receivable, net	559
Prepaid and other current assets	525
Intangible assets and Goodwill	17,837
Property and Equipment, net	1,299
Deposits and other assets	414
Operating lease right-of-use asset	1,312
Total identifiable assets	$22,204

Less: Liabilities assumed	7,822
Less: Operating lease liability	1,480
Total Purchase price	$12,902

The following table summarizes the cost of intangible assets related to the acquisition:

	Next Level
	Internet	Useful Life
	(in thousands)	(in Years)

Customer Relationships	$7,313	7
Trade Names and Trademarks	4,994	7
Non-Compete Agreement	1,962	2-3
Goodwill	3,567	-
Total intangible assets	$17,837

Note 3— Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

a)	Adjustment to reflect the consideration transferred by the Company, which includes:

●	Cash paid at the closing of the Next Level Internet Acquisition of $8.9 million.
●	Elimination of $500,000 for the net cash used to pay-off two promissory notes by Next Level Internet at closing;
●	$2,000,000 in earn-out associated with a Monthly Recurring Revenue targets (“MRC Target”) , of which $1,000,000 is due in quarterly payments during the first year from the Next Level Internet Acquisition and included in the Current Note payable in the unaudited pro forma consolidated balance sheet, and $1,000,000 is due in quarterly payments during the second year from the Next Level Internet Acquisition and included in the long term Note Payable, net of current portion in the unaudited pro forma consolidated balance sheet. $2,000,000 is an unsecured convertible promissory note, of which $1,000,000 is due in quarterly payments during the first year from the Next Level Internet Acquisition and included in the Current Convertible Note payable in the unaudited pro forma consolidated balance sheet, and $1,000,000 is due in quarterly payments during the second year from the Next Level Internet Acquisition and included in the long term Convertible Note Payable, net of current portion in the unaudited pro forma consolidated balance sheet. All or a portion of the unpaid principal amount outstanding on this Note may be converted into shares of Stock at the option of Seller, in Seller’s sole and absolute discretion, at any time during the periods (A) commencing on the six-month anniversary of this Note and ending 30 days after such six-month anniversary and (B) if the Company elects to prepay this Note prior to the six- month anniversary of this Note, commencing on the date of seller’s receipt of notice of Company’s intention to prepay the Note and ending 30 days thereafter. The conversion price on the note shall be an amount equal to the volume weighted average price per share of Stock on the Nasdaq Stock Market for the 10 consecutive trading days immediately preceding the date on which a Conversion Notice is received by Maker; provided, however, that (i) if the Stock is not then listed for trading on the Nasdaq Stock Market, the Conversion Price shall be the volume weighted average transaction price per share reported by the OTC Reporting Facility for the 10 consecutive trading days immediately preceding the date on which such Conversion Notice is received by Maker and (ii) if, at any time within the 10 consecutive trading days prior to receipt of a Conversion Notice by Maker, the Stock was offered and sold by the Issuer to the public pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, the Conversion Price shall be the price to the public set forth in the most recent prospectus included in such registration statement. For the avoidance of doubt, in the event of a stock subdivision or combination during the 10 consecutive trading days immediately preceding the date on which a Conversion Notice is received by Maker, the volume weighted average price per share of Stock for those days prior to the stock subdivision or combination shall be adjusted to reflect such subdivision or combination.

b)	Represents the preliminary purchase price allocated to the intangible assets based on the estimated fair values as follows:

Customer relationships: The fair value of the customer relationships was determined using an income approach based upon management’s assessment of prospective financial information and a discount rate based upon the Company’s weighted average cost of capital.

Non-compete provisions: The fair value of the non-compete provisions, was determined using an income approach based upon management’s assessment of prospective financial information, including an estimated impact of competition, and a discount rate based upon the Company’s weighted average cost of capital.

Trade Names and Trademarks: The fair value of the Trade names and trademarks were determined using an income approach based upon management’s assessment of prospective revenues, a royalty rate selected from a range of comparable licensing transactions and a discount rate based upon the Company’s weighted average cost of capital.

c)	Represents the preliminary purchase price allocated to goodwill in the Next Level Internet Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

d)	Adjustment to eliminate the pay-off of two promissory notes by Next Level Internet at closing.

e)	Represents cash secured by the Company in the amount of $8.9 million for the initial net cash payment made at closing for the Next Level Internet Acquisition and included in the Long Term Note payable in the unaudited pro forma consolidated balance sheet. The financing was secured as part of the Amended Credit Agreement and Note with Post Road Group and previously disclosed. (Per Item 1.01, Form 8-K filed with the SEC on February 10, 2022.)

f)	Adjustment to eliminate Next Level Internet’s historical additional paid-in capital and retained earnings.

g)	Represents the future quarterly and annual amortization of the intangible assets based upon their estimated useful lives. The estimated useful lives were determined based on a review of the time period over which the economic benefit of each intangible asset is estimated to be generated.

h)	Represents interest expense incurred on the borrowings from the credit facility used to fund the acquisition at an interest rate of approximately 14.0%.

i)	Adjustment to allocate T3 Communications, Inc., Digerati’s operating subsidiary, net (loss) to redeemable noncontrolling interest holders, this is reflected in Digerati’s consolidated financial statements. The net (loss) allocated to noncontrolling interest is computed by applying the 19.99% ownership interest in T3 Communications, Inc.